Exhibit 99.1

KKR Real Estate Finance Trust Inc. Announces Leadership Transitions

Matt Salem Named Sole Chief Executive Officer; Chris Lee to Join the Board of Directors of KREF as Vice Chairman; Patrick Mattson Promoted to President

NEW YORK —KKR Real Estate Finance Trust Inc.(the “Company” or “KREF”) (NYSE: KREF) announced today that Matt Salem was named sole Chief Executive Officer of KREF. Chris Lee will continue to be actively involved with the Company and has been nominated for election to the Board of Directors of KREF as Vice Chairman at its upcoming shareholders meeting scheduled for April 27, 2020. In addition, KREF announced that Patrick Mattson, Chief Operating Officer of KREF, will be promoted and take on the additional role of President, and Vincent Napolitano will assume the role of Secretary. Mostafa Nagaty will continue to serve as Chief Financial Officer and Treasurer of KREF.

The leadership transitions will be effective immediately with the exception of Chris Lee’s role as Vice Chairman of the KREF Board of Directors which is subject to shareholder approval at the annual shareholders meeting.

Matt Salem stated “I am excited to continue to lead KREF into this next stage of its evolution. I am thankful to Chris for his partnership in building and leading KREF since inception. The entire KREF team will continue to work closely with Chris on investing and strategic initiatives. In addition, I would like to congratulate Patrick on his promotion. Patrick has been an integral part of our success and I look forward to working with him in this expanded role. We have built an exceptional team and believe that we are well positioned for the future.”

Chris Lee stated “I am extremely proud of what we have been able to accomplish since Matt and I formally launched KKR’s real estate credit business in early 2015. I look forward to transitioning to the KREF Board of Directors and continuing to work closely with Matt, Patrick and the entire team to continue building value for shareholders. This transition will not change my focus on the investment strategy and the strategic direction of KREF, but it will allow me to focus on continuing to build our broader integrated U.S. real estate business which delivers tangible benefits to KREF. Matt has demonstrated his strong leadership capabilities as head of our real estate credit business, and I am confident in his ability to continue to successfully lead KREF.”

About Matt Salem

Matt Salem joined KKR in 2015 and is a Partner and Head of KKR Real Estate Credit, and Chief Executive Officer of KREF. He sits on KKR's Real Estate Equity and Credit Investment Committees in the Americas.

Prior to joining KKR, Mr. Salem was a managing director at Rialto Capital Management. Before joining Rialto in 2012, he was a managing director and head of CMBS trading at Goldman Sachs. Before joining Goldman Sachs in 2006, Mr. Salem held positions at Morgan Stanley and Citigroup Alternative Investments where he invested in mezzanine debt and other high yield CRE credit on behalf of the Travelers Insurance Companies. He began his career in 1996 at Midland Loan Services in Kansas City. Mr. Salem has a B.A. in Economics from Bates College. He has served on the Board of Governors of the Commercial Real Estate Finance Council and as Chair of the B-Piece Buyer Forum.

About Chris Lee

Chris Lee joined KKR in 2012 and is a Partner and responsible for KKR’s Real Estate business in the Americas, overseeing both equity and credit investing platforms in the region. He served as Co-Chief Executive Officer and Co-President of our Company and of our Manager since October 2015 and March 2016, respectively, through March 2020.  He sits on KKR's Real Estate Equity and Credit Investment Committees in the Americas, KKR’s Real Estate Equity and Credit Portfolio Management Committees in the Americas, KKR's Inclusion and Diversity Council and chairs KKR's Real Estate Valuation Committee.

Prior to joining KKR, Mr. Lee spent three years at Apollo Global Management on their global real estate team where he focused on real estate acquisitions. He also worked at Goldman Sachs in the merchant banking division’s real estate principal investment area (REPIA) for over five years after spending two years in the investment banking division. Mr. Lee earned his MBA from Harvard Business School and his Bachelor’s degree in Economics from Emory University. He is a former trustee of St. Mark's School of Texas in Dallas, TX. Mr. Lee currently serves as a member of the Board of Directors of Sponsors for Educational Opportunity (SEO) in New York, New York and as a member of the Dean’s Advisory Council for Emory College of Arts and Sciences in Atlanta, Georgia. He is a member of the CRE Finance Council, Pension Real Estate Association, Real Estate Capital Policy Advisory Committee for the Real Estate Roundtable, Real Estate Executive Council, Manhattan Chapter of YPO and Urban Land Institute where he sits on one of its Urban Development and Mixed-Use Councils.

About Patrick Mattson

Patrick Mattson joined KKR in 2015 and is a Managing Director and Chief Operating Officer of KKR’s Real Estate Credit group and President and Chief Operating Officer of KREF. Mr. Mattson serves on KKR’s Real Estate Credit Investment Committee and Portfolio Management Committee.  He is member of KKR’s Real Estate Valuation Committee.

Prior to joining KKR, Mr. Mattson was a managing director at Rialto Capital Management and led the mezzanine debt platform. Prior to Rialto, he was at Morgan Stanley and held various positions within the commercial real estate groups most recently on the securitized products trading desk. Prior to Morgan Stanley, he was at Deloitte & Touche focused on the firm's CMBS practice. Mr. Mattson received a B.A. from the University of Virginia and is a CFA charterholder.

About Mostafa Nagaty

Mostafa Nagaty joined KKR in 2018 and is Chief Financial Officer and Treasurer of KREF. Prior to joining KKR, Mr. Nagaty, was employed at Annaly Capital Management, Inc. (“Annaly”), a diversified asset manager investing in and financing residential and commercial assets, where he most recently served as the Chief Financial Officer of Annaly Commercial Real Estate Group, Inc., the commercial real estate business of Annaly. In his role, Mr. Nagaty managed all financial aspects of Annaly’s commercial real estate business, and worked with the senior team on strategic investment transactions. From 2010 to 2015, Mr. Nagaty was an Audit Senior Manager at PricewaterhouseCoopers LLP where he managed a portfolio of publicly traded REITs, private real estate and investment management clients. From 2006 to 2010, Mr. Nagaty worked at Ernst & Young LLP where he was most recently an Audit Senior Manager and managed a portfolio of real estate clients, specializing in publicly traded REITs, homebuilders and hospitality companies.

Mr. Nagaty received a Bachelor of Commerce degree in Accounting from Ain Shams University in Cairo and an M.B.A from Columbia University. Mr. Nagaty is a Certified Public Accountant in California.

About Vincent J. Napolitano

Vincent J. Napolitano joined KKR in 2020 and is the Secretary of KREF. Mr. Napolitano is dedicated legal counsel for KREF and its Board of Directors and also covers other corporate and transactional matters for KKR. Prior to joining KKR, Mr. Napolitano was an M&A attorney at Skadden, Arps, Slate, Meagher & Flom LLP in New York, where he specialized in representing financial institutions.  Mr. Napolitano holds a B.A. from New York University and a J.D. from Fordham University School of Law.

About KKR Real Estate Finance Trust Inc.
KKR Real Estate Finance Trust Inc. (NYSE:KREF) is a real estate finance company that focuses primarily on originating and acquiring senior loans secured by commercial real estate properties. KREF is externally managed and advised by an affiliate of KKR & Co. Inc. For additional information about KREF, please visit its website at www.kkrreit.com.

Forward-Looking statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. The forward-looking statements speak only as of the date of this press release or as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statements except as required by law. Information about factors affecting the Company and the forward-looking statements is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and other filings with the Securities and Exchange Commission, which are available at www.sec.gov.

MEDIA CONTACT:
Kristi Huller
(212) 750-8300
media@kkr.com

INVESTOR RELATIONS CONTACT:
Michael Shapiro
(646) 901-5920
michael.shapiro@kkr.com